                                                                    EXHIBIT 4(c)













                                  AMRESCO, INC.
                                    EMPLOYEE
                               STOCK PURCHASE PLAN



                                 [AMRESCO LOGO]

                    AN OPPORTUNITY TO PURCHASE AMRESCO, INC.

COMMON STOCK THROUGH PAYROLL DEDUCTIONS

The AMRESCO, INC. 1995 Employee Stock Purchase Plan (the "Plan" or "ESPP") presents you with the opportunity to acquire stock ownership in AMRESCO, INC. ("AMRESCO"). The Plan provides a way for you to share in the growth and success of AMRESCO not only as an employee, but also as a shareholder.

The Plan enables you to purchase shares of AMRESCO common stock, par value $.05 per share ("Common Stock"), at a 15% discount through payroll deductions. For as little as 1% of your salary per pay period, you can invest for the future and become a shareholder of AMRESCO. In addition, you will save on brokerage fees and other costs related to purchasing shares of Common Stock of AMRESCO.

AMRESCO has arranged with Smith Barney, Inc., one of the nation's leading investment firms, to maintain individual employee accounts for those who elect to participate. Smith Barney will maintain the accounts and mail a statement following each transaction.

This brochure and the Plan Prospectus will attempt to explain certain material aspects of the Plan. If you have any additional questions, please contact a Smith Barney, Inc. representative. You can reach Smith Barney, Inc. toll-free at 1-800-367-4777 (between 9 a.m. and 5 p.m. Eastern Standard Time), or by writing to:

                               SMITH BARNEY, INC.
                                EMSIP DEPARTMENT
                        388 GREENWICH STREET - 10TH FLOOR
                            NEW YORK, NEW YORK 10013

Participation by eligible employees is entirely voluntary and AMRESCO will make no recommendations to its employees regarding participation in the Plan.

DISCOUNT

Under the Plan, shares of Common Stock of AMRESCO are purchased at a 15% discount from the reported closing price of a share of Common Stock of AMRESCO on the 15th of the month before the end of the calendar quarter, or on the last trading day before the 15th. For example, if the closing price was $6, your purchase price will be $5.10 (85% of $6). Please refer to the Plan Prospectus for a tax treatment of the discount.

ELIGIBILITY

All actively employed (not on salary continuance) employees of AMRESCO and its subsidiaries who have attained the age of majority as determined by the laws of the State of residence are eligible to participate in the Plan. Officers of AMRESCO, including insiders or affiliates, are also eligible to participate in the Plan.

                   EMPLOYEE'S ACCOUNT WITH SMITH BARNEY, INC.

Smith Barney, Inc. will open and maintain accounts for participants in the Plan, accept contributions quarterly, and purchase on behalf of AMRESCO employees whole and/or fractional shares of AMRESCO Common Stock at the discounted price.

AMRESCO will pay all fees to Smith Barney on purchases made through payroll deductions. Smith Barney commissions and charges in connection with sales or purchases made other than by payroll deduction will be payable by the employee who places the order.

OPENING ACCOUNT

An eligible employee who elects to participate in the Plan must open an account with Smith Barney, Inc. by:

         1.    Completing the attached authorization for payroll deductions; and

         2. Executing the attached purchase order, authorizing Smith Barney to establish the employee account; and

         3. Completing the substitute IRS W-9 form at the bottom of the purchase order form, which is needed to certify that you are not subject to backup withholding; and

         4. Forwarding all completed forms to the AMRESCO Benefits Department in Dallas, DAP-22.

DEDUCTION AUTHORIZATION

You may designate from 1% to 10% (in whole percentages) of your "eligible compensation" to be withheld from your pay. The amount of the deduction may not exceed $21,250.00 per calendar year (as required by the IRS). All stock amounts withheld are "after tax." Eligible compensation means base pay, overtime, bonuses and commissions.

Eligible employees may participate only through payroll deduction. Employees on approved leave of absence may continue participating in the Plan by making cash payments to AMRESCO on the normal payday equal to the amount of the normal payroll deduction had the leave of absence not occurred.

AMRESCO will send to Smith Barney a list of the amounts deducted for each employee. Smith Barney will maintain the employee accounts by crediting full and/or fractional shares, mailing statements after each transaction and sending annual reports, proxy statements and any other material issued by AMRESCO to each stockholder of one or more shares.

Stock dividends and/or stock splits with respect to shares held in the employee's account will be credited to the account without charge. Cash dividends when paid will be automatically reinvested in additional shares of AMRESCO Common Stock. Shares of stock purchased with cash dividends are not subject to the 15% discount. At any time, the employee may instruct Smith Barney to sell a part or all of the full shares and the fractional interest in shares held in the employee's account. Upon request, Smith Barney will mail to the employee a check for the proceeds, less the brokerage commission and any transfer taxes, registration fee or other normal charges which are customarily paid by sellers of shares. The relationship between Smith Barney and the employee is the normal relationship of a broker and client. AMRESCO does not assume any responsibility in this respect. There will be no charge to the employees for Smith Barney's custody of stock certificates, or in connection with notices, proxies or other such material.

                              QUESTIONS AND ANSWERS

What is the purpose of the Plan?

The Plan offers employees of AMRESCO and its subsidiaries an inexpensive and convenient way to purchase AMRESCO Common Stock. Participants purchase shares at a 15% discount, and AMRESCO pays all fees relating to the purchase of Common Stock through the Plan. The Plan encourages regular, scheduled investing and is a means of supplementing your individual investing program.

Is there a guarantee against loss under the Plan?

No. There is no guarantee against loss due to market fluctuations. The investor, in seeking the benefits of share ownership, must also accept the risks.

How is this Plan different from our 401(k) Plan?

Unlike the 401(k) Plan, your contributions to the Plan are made with after-tax dollars. Therefore, your contributions to the Plan will not reduce your annual W-2 income.

Also, unlike the 401(k), you may sell your shares of Common Stock at any time without paying an early withdrawal penalty. However, the gain or loss you realize must be reported on your individual income tax return during the year of sale. The discount portion of your purchase price may be subject to specific tax treatment depending on how long you owned the shares of Common Stock. Please refer to the Plan Prospectus or consult a tax professional for details.

When can I join the Plan?

You may enroll the first of the calendar quarter following two months of employment with AMRESCO or any of its subsidiaries. Payroll deductions will start as soon as possible after receipt of your enrollment forms by AMRESCO's Dallas Benefits Department. (Forms must be received by Benefits two weeks prior to effective date.)

Can I change the amount of my payroll deduction?

Yes. You can increase or decrease the amount of your payroll deduction simply by notifying the AMRESCO Dallas Benefits Department in writing. A change in your deduction will not be effective sooner than the next pay period after receipt of the form by AMRESCO. You may stop contributing to the Plan at any time, however, you will not be able to re-enroll until after the 1st of the quarter following the expiration of ninety days after the discontinuance. If you stop deductions in the middle of the quarter, you may have that quarter's contributions returned to you by giving written notice to the Dallas Benefits Department. Any payroll deductions returned because you stop contributing or terminate participation in the Plan for any reason, will be paid without interest.

(All forms requesting changes, enrollment, re-enrollment or reimbursement of that quarter's contributions must be in the Dallas Benefits Department by the 15th of the month preceding the quarter.)

How are the shares purchased?

Shares are purchased quarterly and deposited in your Smith Barney account. Smith Barney will purchase in the open market as many whole and/or fractional shares of Common Stock as the money deducted from your pay will allow.

How much do I pay for the shares?

Stock prices will fluctuate by the minute depending upon the supply and demand of the stock. The price you pay will be 85% of the reported sale closing price on the 15th of the month before the end of the calendar quarter, or on the last trading day before the 15th. You do not pay any brokerage fees, transfer fees or other costs for purchases made through the Plan. Exception: Shares purchased with cash dividends are not subject to the 15% discount.

Are there any transfer restrictions?

Yes. You cannot transfer or pledge your right under the Plan to receive shares of Common Stock. You may purchase the shares of Common Stock in your name solely or jointly with your spouse or any other person of legal age. If you wish to transfer or pledge your shares of Common Stock, you will need to take delivery of your shares of Common Stock. Refer to the Plan Prospectus or consult a tax professional regarding holding period requirements under the federal tax laws.

Will I automatically receive certificates when I purchase shares of Common Stock under the Plan?

No. Certificates for shares of Common Stock purchased under the Plan will be held by the broker for safekeeping (without charge), but can be delivered to you upon written request. There is a charge of $15.00 for issuance of the certificates. The number of shares of Common Stock credited to your account under the Plan will be shown on your statement of account. This safekeeping feature protects against loss, theft, or destruction of stock certificates.

Will I have the same rights as any other shareholder of AMRESCO?

Yes. These rights include the right to vote and the right to receive information generally sent to shareholders, such as the annual report and proxy statement.

May I make additional stock purchases directly with Smith Barney, Inc.?

Yes. You can use Smith Barney, Inc. to purchase additional shares of Common Stock of AMRESCO outside of the Plan. Simply send your check (minimum $100, no third party checks) or money order payable to Smith Barney, Inc. with a transaction Order Form or a written request to purchase shares of Common Stock of AMRESCO. Please mail your check and form to:

                               SMITH BARNEY, INC.
                        388 GREENWICH STREET - 10TH FLOOR
                            NEW YORK, NEW YORK 10013
                             ATTN: EMSIP DEPARTMENT

Please write your social security number on your check or money order. You will receive a discount on brokerage fees for any shares of Common Stock of AMRESCO purchased or sold through Smith Barney. However, note that purchases of shares of Common Stock of AMRESCO made other than through Plan payroll deductions will NOT receive the 15% discount.

What must I do to sell my stock?

If you wish for your order to be executed immediately, just call 1-800-367-4777 and indicate your order. You may be requested to follow-up with a written letter or a transaction order form (available in the AMRESCO Dallas Benefits Department).

If you are not concerned with immediate execution of your order, send a transaction order form or a written request to:

                               SMITH BARNEY, INC.
                        388 GREENWICH STREET - 10TH FLOOR
                            NEW YORK, NEW YORK 10013
                             ATTN: EMSIP DEPARTMENT

Can I continue in the Plan after I leave AMRESCO?

No. Because shares purchased under the Plan are based on payroll deductions, your participation in the Plan must be terminated upon your retirement, resignation, death or other termination of employment, including salary continuance. However, you may continue to maintain your account with the broker and make direct purchases if you wish. You will pay the entire cost of each transaction.

What kind of records do I need to keep for tax purposes?

It is very important to keep all statements that Smith Barney sends to you as the information on the statements will verify your actual cost of the shares of Common Stock. When you sell the Common Stock, you will need to know your cost in order to compute the proper amount of gain or loss on the sale.

Can I name a beneficiary for my ESPP account?

No. The balance of your account would be paid directly to your estate. You do, however, have the option to open a joint account with right of survivorship with your spouse or any other person of legal age.

                          EMPLOYEE STOCK PURCHASE PLAN

TERMS AND CONDITIONS

TO:      SMITH BARNEY, INC.

I have received a copy of the Prospectus relating to the AMRESCO, INC. 1995 Employee Stock Purchase Plan (the "ESPP" or the "Plan") and I hereby affirm that I have attained the age of majority in the State in which I reside. I agree that the following terms and conditions as modified or supplemented by the Plan Prospectus shall govern the handling of my account by Smith Barney, Inc. under this purchase order.

1. All provisions of the Constitution, rules and regulations and all customs and usages of the Exchange or marketplace where transactions are executed, as from time to time are in effect shall apply.

2. Periodic payments for any account from 1% to 10% of my base pay per pay period, not to exceed $21,250.00 per calendar year, will be made through payroll deductions by my employer, for the purchase of common stock, par value $.05 per share ("Common Stock"), of AMRESCO, INC. ("AMRESCO"). Upon purchase of these shares, full shares and fractional shares will be allocated to my account on the basis of the discounted purchase price per share.

3. Purchases other than by payroll deductions may be ordered at any time by direct remittance to Smith Barney, Inc. Shares so purchased will not be eligible for the 15% discount. Such purchase orders and sales initiated and transmitted in writing will be executed at the opening of the market or as soon as practicable thereafter, on the business day following receipt of the order. Sell orders transmitted by phone will be entered for execution immediately.

4. My pro-rata share of stock dividends and stock splits shall be credited to my account. Cash dividends and proceeds of sales of rights and other distributions received for my account will be reinvested in additional shares of Common Stock of AMRESCO unless I notify you to the contrary in writing. In the absence of receiving timely instructions from me with respect to tenders or exchanges, you are authorized to tender or exchange my shares whenever in your opinion it would be in my best interest to do so.

5. Fees for purchases made through payroll deductions and any reinvested dividends will be paid by AMRESCO. Commissions on purchases other than by payroll deductions and on sales will be charged to me at the special plan rates prevailing at Smith Barney, Inc. at the time of the transaction.

6. I have the option to revise my payroll deduction within the specified limits, or withdraw from the Plan by notifying AMRESCO in writing. If I terminate my payroll deductions, Smith Barney, Inc. shall continue to maintain the account for a reasonable period of time unless I elect to close it. I may at any time direct that all or part of the shares be sold or that a certificate for all or part of the full shares held in my account be registered in my name and mailed to me subject to the certificate withdrawal fee. Also, I may deposit in my account any additional shares of Common Stock of AMRESCO held by me for safekeeping.

7. Copies of annual reports, proxy statements and any other material issued to stockholders will be mailed to me provided the balance in my account is one share or more.

8. In the event you are advised of my death or legal incapacity, my account will be terminated as to future purchases and any securities and cash shall be held, pending receipt of instructions and supporting documents from my legal representative.

9. AMRESCO reserves the right to terminate the Plan and discontinue this program any time it deems advisable. Smith Barney, Inc. may also discontinue its services as operating broker for the Plan upon written notice to me.

SMITH BARNEY, INC.
MEMBER SIPC
388 GREENWICH STREET - 10TH FLOOR
NEW YORK, NEW YORK 10013

                                  AMRESCO, INC.
                               PURCHASE ORDER FORM

To:      SMITH BARNEY, INC.

I elect to invest in shares of AMRESCO, INC. common stock, par value $.05 per share, through payroll deductions. I reserve the right to cancel this order at any time, without penalty or charge, by notifying you in writing and you may cancel this order at any time by notifying me in writing. Purchases made before cancellation notice is received will not be affected by such notice. The terms and conditions set forth on the back of this folder are a part of this purchase order.


--------------------------------------------------------------------------------
Employee Print or Type Full Legal Name (Mrs. Jane A. Doe, not Mrs. John A. Doe)


--------------------------------------------------------------------------------
If applicable, Print or Type Name of Joint Owner


--------------------------------------------------------------------------------
Employee Signature


--------------------------------------------------------------------------------
Signature of Joint Owner. Sign Legal Name (Mrs. Mary K. Doe, not Mrs. John K.
Doe)


--------------------------------------------------------------------------------
Street Address                                                          Apt. No.


--------------------------------------------------------------------------------
City and State                                                          Zip Code


--------------------------------------------------------------------------------
Citizenship
         (If Joint Account, Both Persons Also Sign on Last Page)

SHAREHOLDER INFORMATION

To improve communications between companies and their shareholders, the Securities and Exchange Commission has adopted rule 14b-1(c) which allows companies to communicate directly with non-objecting beneficial owners. Under this rule, unless you object, Smith Barney, Inc. will be required to provide your name, address and share balance to the company whose security you own. The Rule prohibits companies from using this information for any purpose other than communicating directly with you.

Please check this box only if you object to the disclosure of this information. [ ]

Certification of Tax I.D. Substitute IRS W-9 Form
Please indicate your Social Security or Tax I.D. number
                                                       -------------------------

I certify under the penalties of perjury (1) that the number above is my correct Social Security or taxpayer identification number and (2) that I am not subject to backup withholding either because I have not been notified by the IRS that I am subject to backup withholding as a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.


--------------------------------------------------------------------------------
Signature                                                        Date

Certification Instructions - You must cross out item (2) above if you have been notified by the IRS that you are currently subject to backup withholding.

                                  AMRESCO, INC.
                          EMPLOYEE STOCK PURCHASE PLAN

PAYROLL DEDUCTION AUTHORIZATION

I hereby authorize AMRESCO, INC. ("AMRESCO") to withhold the amount specified below from my Eligible Compensation. I further authorize AMRESCO to apply the amounts withheld toward the purchase of shares of AMRESCO, INC. common stock, par value $.05 per share, under the AMRESCO, INC. Employee Stock Purchase Plan (the "ESPP"). I understand that this deduction authorization may be increased, decreased or terminated by me within the ESPP guidelines upon notifying AMRESCO.

                                            % (in whole percentages)
--------------------------------------------
  *Deduction Amount Per Pay Period

  *You may authorize a deduction amount of 1% to 10% of your eligible compensation up to the IRS maximum of $21,250 per calendar year. Eligible Compensation includes base pay, overtime, bonus and commissions. All ESPP deductions are "after-tax."


--------------------------------------------------------------------------------
Employee Name (Print or Type)


--------------------------------------------------------------------------------
Social Security Number


--------------------------------------------------------------------------------
Location                                             Work Phone No.


--------------------------------------------------------------------------------
Employee Signature                                   Date


FOR PAYROLL USE ONLY:

Date of Employment:
                   ----------------------------------------

Date of Entry Into Plan:
                        -----------------------------------

Entered By:                           Date:
           --------------------------      ----------------


PLEASE RETURN THIS FORM TO THE AMRESCO DALLAS BENEFITS DEPARTMENT, DAP-22

                                  AMRESCO, INC.
                        1995 EMPLOYEE STOCK PURCHASE PLAN

To open an account, just fill out this form and return to the AMRESCO, INC. Dallas Benefits Department, DAP-22.


                    JOINT ACCOUNT WITH RIGHTS OF SURVIVORSHIP


TO:      SMITH BARNEY, INC.

In connection with our joint account with rights of survivorship, we confirm that:

         1. In all matters pertaining to the account, you may act upon instructions from either of us.

         2. If both of us reside in a state other than Louisiana or Texas, upon the death of either of us all securities, funds, and property in the joint account shall be the sole property of the survivor.

         3. If either of us resides in the state of Louisiana or Texas, upon the death of either of us all securities, funds, and property in the joint account shall be divided, with one half belonging to the survivor and one half belonging to the estate of the deceased.


--------------------------------------------------------------------------------
Employee Signature                                            Date



--------------------------------------------------------------------------------
Signature of Joint Owner                                      Date